EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating
Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of
Fortune Brands, Inc. of our report dated February 4, 1998, accompanying the consolidated financial statements of Fortune Brands, Inc. and its subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, incorporated by reference into this Current Report on Form 8-K of Fortune Brands, Inc.

     We also consent to the references to our firm as experts in the prospectuses related to the Registration Statements on Form S-3 referred to above.



                                          COOPERS & LYBRAND L.L.P.



1301 Avenue of the Americas
New York, New York  10019
February 20, 1998